Exhibit 99.1

Over-Allotment Option Exercised in Tower Group, Inc. Initial Public Offering

    NEW YORK--(BUSINESS WIRE)--Nov. 11, 2004--Tower Group, Inc. (NASDAQ: TWGP) today announced that the underwriters of its initial public offering exercised their 30-day over-allotment option after the Company's public offering on October 20, 2004. Pursuant to the exercise, the underwriters will purchase 629,007 shares of common stock from the Company and 1,320,993 shares of common stock from the selling stockholders at the public offering price of $8.50 per share, less the underwriting discount. The closing is expected to occur on November 15, 2004.
    The Company will receive net cash proceeds of $4,972,301 from this over-allotment after the underwriting discounts. The Company will not receive any proceeds from the sale of common stock by any selling shareholder.
    The offering was led by Friedman Billings Ramsey.

    About Tower Group, Inc.

    In operation since 1990, Tower Group Inc. is headquartered in New York City and is the holding company for its two operating subsidiaries, Tower Insurance Company of New York, ("TICNY") and Tower Risk Management ("TRM"). TICNY, A.M. Best rated A- (Excellent), develops and delivers specialized commercial lines insurance products that provide property, liability, workers' compensation and automobile insurance to select markets not well served by other carriers. It also offers personal lines products that provide property and liability insurance to homeowners throughout New York State. TRM, a non-risk bearing insurance service company, offers managing general agency services to underwrite risks, adjust claims and negotiate reinsurance terms on behalf of other insurance companies. For more information visit Tower's website at http://www.twrgrp.com/.

    A registration statement relating to these securities has been filed with and declared effective by the Securities and Exchange Commission. This communication shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there by any sale of these securities in any jurisdiction in which such offer, solicitation, or sale would be unlawful prior to registration or qualification under the securities laws of such jurisdiction.

    Cautionary Note Regarding Forward-Looking Statements

    The Private Securities Litigation Reform Act of 1995 provides a "safe harbor" for forward-looking statements. This release or any other written or oral statements made by or on behalf of the Company may include forward-looking statements that reflect the Company's current views with respect to future events and financial performance. All statements other than statements of historical fact included in this release are forward-looking statements. Forward-looking statements can generally be identified by the use of forward-looking terminology such as "may," "will," "expect," "intend," "estimate," "anticipate," "believe" or "continue" or their negative or variations or similar terminology. All forward-looking statements address matters that involve risks and uncertainties. Accordingly, there are or will be important factors that could cause our actual results to differ materially from those indicated in these statements. We believe that these factors include but are not limited to ineffectiveness or obsolescence of our business strategy due to changes in current or future market conditions; increased competition on the basis of pricing, capacity, coverage terms or other factors; greater frequency or severity of claims and loss activity, including as a result of natural or man-made catastrophic events, than our underwriting, reserving or investment practices anticipate based on historical experience or industry data; the effects of acts of terrorism or war; developments in the world's financial and capital markets that adversely affect the performance of our investments; changes in regulations or laws applicable to us, our subsidiaries, brokers or customers; acceptance of our products and services, including new products and services; changes in the availability, cost or quality of reinsurance and failure of our reinsurers to pay claims timely or at all; decreased demand for our insurance or reinsurance products; loss of the services of any of our executive officers or other key personnel; the effects of mergers, acquisitions and divestitures; changes in rating agency policies or practices; changes in legal theories of liability under our insurance policies; changes in accounting policies or practices; and changes in general economic conditions, including inflation and other factors. Forward-looking statements speak only as of the date on which they are made, and the Company undertakes no obligation to update publicly or revise any forward-looking statement, whether as a result of new information, future developments or otherwise.

    CONTACT: Investor Relations
             Tower Group, Inc.
             Steven Fauth, 212-655-2005
             sfauth@twrgrp.com